================================================================================



                            ASSET PURCHASE AGREEMENT


                                  by and among


                       GRAHAM-FIELD HEALTH PRODUCTS, INC.,


                                JOHN WITTENBERG,


                                       and


                          NATIONAL MEDICAL EXCESS CORP.


                                ----------------

                               September 22, 1995

                                ----------------



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

                                TABLE OF CONTENTS

                                                                            Page

1.   PURCHASE AND SALE OF ASSETS  . . . . . . . . . . . . . . . . . . . . . .  1
          1.1  Assets to be Purchased . . . . . . . . . . . . . . . . . . . .  1
               ----------------------
          1.2  Excluded Assets  . . . . . . . . . . . . . . . . . . . . . . .  3
               ---------------
          1.3  Instruments of Conveyance  . . . . . . . . . . . . . . . . . .  3
               -------------------------

2.   ASSUMPTION OF LIABILITIES  . . . . . . . . . . . . . . . . . . . . . . .  4
          2.1  Assumed Liabilities  . . . . . . . . . . . . . . . . . . . . .  4
               -------------------
          2.2  Excluded Liabilities . . . . . . . . . . . . . . . . . . . . .  4
               --------------------

3.   PURCHASE PRICE . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
          3.1  Amount of Purchase Price . . . . . . . . . . . . . . . . . . .  4
               ------------------------
          3.2  Amount Payable at Closing  . . . . . . . . . . . . . . . . . .  4
               -------------------------
          3.3  Allocation of Purchase Price . . . . . . . . . . . . . . . . .  4
               ----------------------------

4.   CLOSING AND CLOSING DATE . . . . . . . . . . . . . . . . . . . . . . . .  5

5.   REPRESENTATIONS AND WARRANTIES OF SELLER AND STOCKHOLDER . . . . . . . .  5
          5.1  Organization, Power and Authority  . . . . . . . . . . . . . .  5
               ---------------------------------
          5.2  Legal and Authorized Transactions; Authority; No Breach  . . .  5
               -------------------------------------------------------
          5.3  Capitalization; Stockholder  . . . . . . . . . . . . . . . . .  6
               ---------------------------
          5.4  Certificate of Incorporation and By-laws . . . . . . . . . . .  6
               ----------------------------------------
          5.5  Liabilities for Taxes; Financial Statements  . . . . . . . . .  6
               -------------------------------------------
          5.6  Absence of Certain Events  . . . . . . . . . . . . . . . . . .  8
               -------------------------
          5.7  Adverse Developments; No Undisclosed Liabilities . . . . . . .  9
               ------------------------------------------------
          5.8  Tangible Property  . . . . . . . . . . . . . . . . . . . . . .  9
               -----------------
          5.9  Government Approval  . . . . . . . . . . . . . . . . . . . . .  9
               -------------------
          5.10 Actions and Proceedings  . . . . . . . . . . . . . . . . . . . 10
               -----------------------
          5.11 Brokerage  . . . . . . . . . . . . . . . . . . . . . . . . . . 10
               ---------
          5.12 Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . 10
               ---------
          5.13 Intangible Property  . . . . . . . . . . . . . . . . . . . . . 11
               -------------------
          5.14 Licenses, Permits and Environmental Matters  . . . . . . . . . 11
               -------------------------------------------
          5.15 Contracts and Commitments  . . . . . . . . . . . . . . . . . . 13
               -------------------------
          5.16 Warranty Claims  . . . . . . . . . . . . . . . . . . . . . . . 13
               ---------------
          5.17 Product Liability Claims . . . . . . . . . . . . . . . . . . . 13
               ------------------------
          5.18 Restrictive Agreements . . . . . . . . . . . . . . . . . . . . 13
               ----------------------
          5.19 Loss Contracts . . . . . . . . . . . . . . . . . . . . . . . . 14
               --------------
          5.20 Bank Accounts  . . . . . . . . . . . . . . . . . . . . . . . . 14
               -------------
          5.21 Patent, Etc., Indemnification  . . . . . . . . . . . . . . . . 14
               -----------------------------
          5.22 Conflicting Interests  . . . . . . . . . . . . . . . . . . . . 14
               ---------------------
          5.23 Customers  . . . . . . . . . . . . . . . . . . . . . . . . . . 14
               ---------
          5.24 Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . 15
               ---------
          5.25 Compliance with Laws . . . . . . . . . . . . . . . . . . . . . 15
               --------------------
          5.26 No Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . 15
               -----------

                                                                            Page
                                                                            ----


          5.27 Accounts Receivable  . . . . . . . . . . . . . . . . . . . . . 16
               -------------------
          5.28 Employee Relations . . . . . . . . . . . . . . . . . . . . . . 16
               ------------------
          5.29 Employee Contractual Matters . . . . . . . . . . . . . . . . . 16
               ----------------------------
          5.30 Severance Pay  . . . . . . . . . . . . . . . . . . . . . . . . 17
               -------------
          5.31 Vacation Pay . . . . . . . . . . . . . . . . . . . . . . . . . 17
               ------------
          5.32 Employment and Working Conditions  . . . . . . . . . . . . . . 17
               ---------------------------------
          5.33 Employee Benefits  . . . . . . . . . . . . . . . . . . . . . . 17
               -----------------
          5.34 Judgments, Orders, Decrees, Etc. . . . . . . . . . . . . . . . 19
               --------------------------------
          5.35 Certain Business Practices . . . . . . . . . . . . . . . . . . 19
               --------------------------
          5.36 Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . 19
               ----------

6.   REPRESENTATIONS AND WARRANTIES OF THE BUYER  . . . . . . . . . . . . . . 20
          6.1  Organization, Power and Authority  . . . . . . . . . . . . . . 20
               ---------------------------------
          6.2  Legal and Authorized Transactions; Authority; No Breach  . . . 20
               -------------------------------------------------------
          6.3  Brokerage  . . . . . . . . . . . . . . . . . . . . . . . . . . 20
               ---------
          6.4  Government Approval  . . . . . . . . . . . . . . . . . . . . . 21
               -------------------
          6.5  Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . 21
               ----------

7.   CONDITIONS TO THE OBLIGATIONS OF SELLER AND THE STOCKHOLDER  . . . . . . 21
          7.1  Representations and Warranties True  . . . . . . . . . . . . . 21
               -----------------------------------
          7.2  Covenants and Agreements Performed . . . . . . . . . . . . . . 21
               ----------------------------------
          7.3  Approval of Counsel to the Seller and the Stockholder  . . . . 21
               -----------------------------------------------------
          7.4  Opinion of Counsel to Buyer  . . . . . . . . . . . . . . . . . 22
               ---------------------------
          7.5  Other Documents  . . . . . . . . . . . . . . . . . . . . . . . 22
               ---------------
          7.6  No Actions, Suits or Proceedings . . . . . . . . . . . . . . . 22
               --------------------------------
          7.7  Officers' Certificate  . . . . . . . . . . . . . . . . . . . . 22
               ---------------------
          7.8  Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
               --------

8.   CONDITIONS TO THE OBLIGATIONS OF THE BUYER . . . . . . . . . . . . . . . 22
          8.1  Representations and Warranties True  . . . . . . . . . . . . . 22
               -----------------------------------
          8.2  Covenants and Agreements Performed . . . . . . . . . . . . . . 23
               ----------------------------------
          8.3  Approval of Counsel to Buyer . . . . . . . . . . . . . . . . . 23
               ----------------------------
          8.4  Opinion of Counsel to Seller and Stockholder . . . . . . . . . 23
               --------------------------------------------
          8.5  Wittenberg Employment and Non-Competition Agreement  . . . . . 23
               ---------------------------------------------------
          8.6  Other Documents  . . . . . . . . . . . . . . . . . . . . . . . 23
               ---------------
          8.7  No Actions, Suits or Proceedings . . . . . . . . . . . . . . . 23
               --------------------------------
          8.8  Material Adverse Change  . . . . . . . . . . . . . . . . . . . 23
               -----------------------
          8.9  Officers' Certificate. . . . . . . . . . . . . . . . . . . . . 23
               ----------------------
          8.10 Satisfactory Due Diligence Review  . . . . . . . . . . . . . . 24
               ---------------------------------
          8.11 Assignments  . . . . . . . . . . . . . . . . . . . . . . . . . 24
               -----------
          8.12 Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
               --------
          8.13 Release of U.C.C. Financing Statements . . . . . . . . . . . . 24
               --------------------------------------

                                                                            Page
                                                                            ----

          8.14 Mount Vernon Lease . . . . . . . . . . . . . . . . . . . . . . 24
               ------------------

9.   COVENANTS AND AGREEMENTS OF THE PARTIES  . . . . . . . . . . . . . . . . 24
          9.1  Payment of Taxes . . . . . . . . . . . . . . . . . . . . . . . 24
               ----------------
          9.2  Cooperation  . . . . . . . . . . . . . . . . . . . . . . . . . 25
               -----------
          9.3  Expenses of Sale . . . . . . . . . . . . . . . . . . . . . . . 25
               ----------------
          9.4  Actions with Respect to Closing  . . . . . . . . . . . . . . . 25
               -------------------------------
          9.5  Access to Records  . . . . . . . . . . . . . . . . . . . . . . 25
               -----------------
          9.6  Litigation Cooperation . . . . . . . . . . . . . . . . . . . . 25
               ----------------------
          9.7  Notice to Sales Tax Authorities  . . . . . . . . . . . . . . . 25
               -------------------------------
          9.8  Payment of Sales Tax . . . . . . . . . . . . . . . . . . . . . 26
               --------------------
          9.9  Bulk Sales Law . . . . . . . . . . . . . . . . . . . . . . . . 26
               --------------
          9.10 Closing Prorations: Possession . . . . . . . . . . . . . . . . 26
               ------------------------------
          9.11 Public Statements  . . . . . . . . . . . . . . . . . . . . . . 27
               -----------------
          9.12 Corporate Name Change  . . . . . . . . . . . . . . . . . . . . 27
               ---------------------

10.  EMPLOYEE BENEFIT MATTERS . . . . . . . . . . . . . . . . . . . . . . . . 27
          10.1 Retained Employees . . . . . . . . . . . . . . . . . . . . . . 27
               ------------------
          10.2 Seller's Indemnification . . . . . . . . . . . . . . . . . . . 28
               ------------------------
          10.3 Buyer's Indemnification  . . . . . . . . . . . . . . . . . . . 28
               -----------------------
          10.4 COBRA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
               -----
          10.5 Payroll Payments . . . . . . . . . . . . . . . . . . . . . . . 28
               ----------------

11.  INDEMNIFICATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
          11.1 Indemnification by Seller and the Stockholder  . . . . . . . . 28
               ---------------------------------------------
          11.2 Indemnification by Buyer . . . . . . . . . . . . . . . . . . . 29
               ------------------------
          11.3 Notice and Opportunity to Defend . . . . . . . . . . . . . . . 29
               --------------------------------
          11.4 Survival of Representations and Warranties . . . . . . . . . . 30
               ------------------------------------------

12.  MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
          12.1 Successors and Assigns . . . . . . . . . . . . . . . . . . . . 30
               ----------------------
          12.2 Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
               --------
          12.3 Waiver; Remedies . . . . . . . . . . . . . . . . . . . . . . . 31
               ----------------
          12.4 Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . 32
               ----------------
          12.5 Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . 32
               ---------
          12.6 Further Assurances . . . . . . . . . . . . . . . . . . . . . . 32
               ------------------
          12.7 Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . 32
               ------------
          12.8 Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . 32
               -------------
          12.9 Captions . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
               --------

     ASSET PURCHASE AGREEMENT, dated as of September 22, 1995, by and among Graham-Field Health Products, Inc., a Delaware corporation ("Buyer"), National Medical Excess Corp. a New York corporation ("Seller"), and John Wittenberg (the "Stockholder").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, Seller is engaged in the business of marketing and distributing a broad range of new and used respiratory and other medical products;

     WHEREAS, the Seller wishes to sell, and Buyer wishes to acquire, all of Seller's right, title and interest in and to certain assets and properties of Seller, all upon the terms and subject to the conditions hereinafter set forth; and

     NOW, THEREFORE, the parties hereto, each intending to be contractually bound, hereby agree as follows:

                         1.  PURCHASE AND SALE OF ASSETS

     1.1  Assets to be Purchased.  Upon the terms and subject to the conditions
          ----------------------
set forth in this Agreement, on the Closing Date (as defined in Section 4 hereof), except as provided in Section 1.2 hereof, Seller shall sell, assign, transfer and convey to Buyer, and Buyer shall purchase, acquire and accept, all of Seller's right, title and interest in and to the assets of Seller described below (the "Assets"), which represent all of the assets owned, leased or otherwise used by Seller to carry on the business of Seller as conducted in the year ended December 31, 1994, and as currently conducted:

          (a) All the tangible personal property and equipment, including rolling stock, machinery, tools, furniture and trade fixtures, repair materials, machines, delivery vehicles, and electrical parts and supplies used in the business of Seller and customarily located at the premises of Seller in Mount Vernon, New York (the "Premises"), including, but not limited to, the items de-scribed in Schedule 1.1 (a) attached hereto (collectively, the "Equipment");

          (b) All inventory, including work in progress and raw materials, stores, finished goods, waste inventory, operating supplies, packaging materials, parts and other similar items related to or used in the business of Seller on hand, in transit, in warehouse or otherwise owned by Seller (collectively, the "Inventory") on the Closing Date;

          (c) All of Seller's rights in and to all customer lists, dealer lists, distributors lists, sales representative lists, and advertising materials, catalogs, and brochures and similar documents used or pertaining to the business of Seller;

          (d)  All office furniture and equipment in the Premises;

          (e) All patents, trademarks, service marks, trade names, trade secrets, inventions, processes, copyrights, applications for any of the foregoing, special rights and technical know-how owned by Seller and used in the business of Seller, including, but not limited to, those trademarks and patents listed in Schedule 1.1(e) attached hereto;

          (f) All rights to the corporate name "National Medical Excess Corp." and all variations thereof;

          (g) All designs, procedures, drawings, plans, blue prints, bills of material, flowsheets, specifications, plan sheets, formulae, parts lists, and related instruction manuals and description of data used in the business of Seller;

          (h) All art works, mechanicals or stats prepared in connection with catalogs, marketing materials or similar items relating to the business of Seller;

          (i) All favorable contracts to which Seller is a party and which are utilized in the conduct of the business of Seller, including, but not limited to, outstanding purchase and sales contracts, orders or commitments and the right to receive the benefits of the unperformed portion thereof relating to the business of Seller;

          (j) The goodwill associated with the business of Seller and the Assets;

          (k) All accounts receivable and other rights to receive payment arising in connection with the business of Seller and in existence on the Closing Date (the "Accounts Receivable");

          (l) All deposits, prepaid assets, prepaid expenses and other similar assets of Seller to the extent that they are associated with the other assets of Seller included hereunder in the Assets and to the extent Buyer receives any pecuniary benefit therefrom, including, but not limited to, the items described in Schedule 1.1(1) attached hereto (collectively the "Financial Assets");

          (m) All leases relating to computer equipment, rolling stock, delivery vehicles, telephone equipment and other office equipment customarily used at the Premises in connection with the business associated with the Assets as listed in Schedule 1.1(m) hereto (the "Equipment Leases");

          (n) All books, records, files and computer software relating to the business of Seller or to the Assets and such other records as Buyer may reasonably require in order to conduct the business of Seller subsequent to the Closing Date; and

          (o) All right, title and interest of Seller under its month-to-month lease arrangement (the "Mount Vernon Lease"), relating to the Premises located on 144 E. Kingsbridge Road, Mt. Vernon, New York 10550, together with all leasehold improvements located thereon and all security deposits thereunder.

          (p) All cash and cash equivalents held by or for the account of Seller as described on Schedule 1.1(p), and all assets, properties, rights and claims of Seller, of a type other than those enumerated in subparagraphs (a) through (o) above, which are used or held primarily for use in the business of Seller, of every kind and description, wherever located, tangible and intangible, vested or unvested, contingent or otherwise, as the same shall exist at the Closing Date, excepting only the Excluded Assets (as defined in Section
1.2 hereof).

     1.2  Excluded Assets.  Anything in Section 1.1 hereof to the contrary
          ---------------
notwithstanding, the following shall be excluded from the Assets to be sold, assigned, transferred and conveyed to Buyer hereunder (collectively, the "Excluded Assets"): (a) all prepayments for services or property listed on
Schedule 1.2(a) attached hereto, the benefits of which will not be realizable by Buyer; (b) any loans to stockholders, directors, employees or affiliates of Seller; (c) any loans to or other receivables from affiliates (as hereinafter defined) of Seller; (d) any real property owned or leased by Seller and any security and other leasehold improvements thereon except the Mount Vernon Lease and related security deposits; (e) the corporate charter, minute book, seal and stock ledger of Seller. As used in this Agreement, the term "affiliates" shall have the meaning ascribed thereto in the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

     1.3  Instruments of Conveyance.  In order to effectuate the sale,
          -------------------------
assignment, transfer and conveyance contemplated by this Section 1, Seller shall execute and deliver at the Closing (as hereafter defined), dated the Closing Date, all such general warranty deeds, bills of sale and other documents or instruments of assignment, transfer or conveyance as Buyer shall deem reasonably necessary or appropriate to vest in or confirm to Buyer full and complete, unencumbered title to all of the Assets.

                          2.  ASSUMPTION OF LIABILITIES

     2.1  Assumed Liabilities.  Subject to the terms and conditions of this
          -------------------
Agreement, Buyer shall assume on the Closing Date only the liabilities of Seller set forth in Schedule 2.1 attached hereto (collectively, the "Assumed Liabilities").

     2.2  Excluded Liabilities.  Except for the Assumed Liabilities, Buyer shall
          --------------------
not assume, or in any way be liable or responsible for, any liabilities of Seller of any kind, arising out of or in connection with the Assets or business and operations of Seller, regardless of why or how incurred (collectively, the "Excluded Liabilities"). Without limiting the generality of the foregoing, Buyer shall in no event assume or be liable for: (a) any liability or obligation of Seller for taxes of any nature or type whatsoever; (b) accruals for periods prior to the Closing Date for insurance, worker's compensation (self-insurance and excess liability insurance), payroll taxes, repairs and maintenance, miscellaneous general expenses and any other prepaid expenses to the extent Buyer will receive no monetary or financial value therefrom; (c) all liabilities and obligations of Seller relating to product liability claims, whether now or hereafter asserted, relating to products sold by Seller prior to the Closing Date; (d) any liability for severance pay, vacation pay or similar obligations to employees except as provided in Section 11.1 hereof; (e) any claims arising based on a state of facts existing on or prior to the Closing Date under the Clean Air Act, the Clean Water Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Toxic Substances Control Act, or any similar federal, state or local act; (f) any amounts due to affiliates of Seller; (g) any stockholder loans; (h) any undisclosed liabilities; (i) any liabilities not incurred in the ordinary course of the business of Seller; (j) any liabilities arising out of or relating to any pending or threatened litigation, including the matters set forth in Schedule
5.10 attached hereto.

                               3.  PURCHASE PRICE

     3.1  Amount of Purchase Price.  The consideration to be paid by Buyer for
          ------------------------
the Assets (the "Purchase Price") shall be an amount equal to Seven Hundred Fifty Thousand Dollars ($750,000) (the "Purchase Price"), plus the assumption of the Assumed Liabilities.

     3.2  Amount Payable at Closing.  At Closing, Buyer shall deliver the
          -------------------------
Purchase Price to Seller by wire transfer of immediately available funds to an account or accounts designated by the Seller or by check payable to the Seller.

     3.3  Allocation of Purchase Price.  The Purchase Price shall be allocated
          ----------------------------
among the Assets in accordance with Schedule 3.3 attached hereto. Buyer and Seller acknowledge that such allocation fairly reflects the fair market value of the Assets and shall use such allocation in reporting for tax purposes.

                          4.  CLOSING AND CLOSING DATE

     The closing of the purchase and sale of the Assets (the "Closing") shall take place at the offices of Larry Anderson, Esq., 25 West 45th Street, New York, New York 10036, at 10:00 A.M., local time, on September 22, 1995, or such other place, time or date as the parties may mutually agree in writing (such time and date as the Closing shall occur being referred to herein as the "Closing Date"). The Closing shall be deemed effective as of July 1, 1995. For all other purposes of this Agreement and the transactions contemplated hereby, the Closing and the Closing Date shall have the meaning ascribed to such terms in the preceding sentence.

                       5.  REPRESENTATIONS AND WARRANTIES
                            OF SELLER AND STOCKHOLDER

     The Seller and the Stockholder, jointly and severally, represent and warrant to the Buyer as follows:

     5.1  Organization, Power and Authority.  The Seller is a corporation duly
          ---------------------------------
organized, validly existing and in good standing under the laws of the state of its incorporation and has full power and authority to own, lease and operate its properties, to carry on its business as now being and as heretofore conducted, and to own and use the Assets. The Seller has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions and to perform its obligations contemplated hereby, and is qualified or licensed to do business and in good standing in each jurisdiction where such qualification or license is required by the location of the Assets or the nature of its business.

     5.2  Legal and Authorized Transactions; Authority; No Breach.  The Seller
          -------------------------------------------------------
has the full legal right and power and all authority and approvals required to enter into, execute and deliver this Agreement, and any other agreement or instrument contemplated by this Agreement, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action by the Seller, including without limitation, approval by its Stockholder. This Agreement and any other agreement or instrument contemplated hereby, upon execution and delivery by each of the Seller and the Stockholder (assuming due execution and delivery hereof and thereof by the other parties hereto and thereto), will constitute the legal, valid and binding obligation of the Seller and the Stockholder enforceable against each in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect which affect creditors' rights generally and by legal and equitable limitations on the availability of specific performance and other equitable remedies against the Seller or the Stockholder under or by virtue of this Agreement or such other agreement or instrument). Neither the execution and delivery of this Agreement, or any such other agreement or instrument by the Seller and the Stockholder, nor the consummation of the transactions contemplated hereby or thereby, will (i) violate any provision of the Articles of Incorporation or By-laws of Seller, (ii) violate, conflict with or result in the breach or termination of, or otherwise give any other contracting party the right to terminate, or constitute a default under the terms of, or require the consent of any party under (except such consents or rights of termination as specified in Schedule 5.2 attached hereto), any of the Contracts or Customer Orders (as such terms are defined in Section 5.15 hereof),
(iii) result in the creation of any lien, charge or encumbrance upon any of the Assets, (iv) violate any judgment, order, injunction, decree or award of any court, administrative agency or governmental body against, or binding upon, Seller, the Stockholder or upon the Assets, or (v) constitute a violation by the Seller or the Stockholder of any applicable law or regulation of any jurisdiction as such law or regulation relates to the business of Seller or any of the Assets.

     5.3  Capitalization; Stockholder.  The total authorized capital stock of
          ---------------------------
Seller consists of two hundred (200) shares of common stock, no par value per share, of which ten (10) shares are issued and outstanding (the "Common Stock"). All of the issued and outstanding shares of the Common Stock have been duly authorized and validly issued and are fully paid and non-assessable with no personal liability attaching to the ownership thereof and are owned beneficially and of record by the Stockholder. There are no subscriptions, options or other agreements or commitments obligating either Seller or the Stockholder to cause Seller to issue any shares or securities convertible into shares of the Seller at the date of this Agreement, and there shall be none on the Closing Date.

     5.4  Certificate of Incorporation and By-laws.  Attached hereto as Schedule
          ----------------------------------------
5.4 are true and complete copies of the Certificate of Incorporation and By-laws of the Seller as in effect on the date hereof, certified by the Secretary of the Seller in the case of By-laws and by the applicable Secretary of State in the case of the Certificate of Incorporation.

     5.5  Liabilities for Taxes; Financial Statements.
          -------------------------------------------

          (a) Except with respect to Taxes (as defined below) for which adequate reserves are included in the Financial Statements or as otherwise set forth in Schedule 5.5 hereto, the Seller and the Stockholder, where applicable, have timely paid all federal, state, county, local and foreign taxes, including without limitation, income taxes, excise taxes, sales taxes, use taxes, gross receipts taxes, franchise taxes, employment and payroll taxes, withholding taxes, property taxes, import duties, and all other taxes, levies and charges of any nature whatsoever and however denominated together with all penalties, additions to tax, interest, assessment or other damages imposed thereon with respect to the business of the Seller (collectively, "Tax" or "Taxes") required to be paid or deposited by the Seller or the Stockholder, as the case may be, through the date hereof. For purposes of this Section 5.5, timely payment shall be deemed to include payment in accordance with any available extensions.

          (b) The Seller (with respect to Taxes) has filed on or before the applicable due date (including extensions) all tax returns, reports or declarations which it or they are required to have filed through the date hereof and have timely paid all amounts shown as payable thereon, as well as any deficiencies or other additional amounts subsequently assessed by any taxing authority with respect to each such tax return, report or declaration. All such returns, reports or declarations are true, correct and complete in all respects.

          (c) The Seller has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency and the assessment of any additional Tax with respect to periods for which returns have been filed is not expected.

          (d) Except as set forth on Schedule 5.5 hereto, there are no proposed deficiencies or unresolved claims concerning the Seller's liability for Taxes. Any proposed deficiency or unresolved claim set forth on Schedule 5.5 hereto is being contested in good faith by appropriate proceedings for which adequate reserves have been created, maintained and disclosed in writing to Buyer.

          (e) Copies of all federal and state income tax returns (including all attachments and amendments thereto) of the Seller for all taxable years for which the limitation periods (including any extensions or waivers thereof) applicable to deficiencies have not expired have been delivered to Buyer.

          (f) For the fiscal years ending December 31, 1993 and December 1994 and for the period commencing on December 31, 1994 and ending on the Closing Date, the Seller has elected to be treated as an S-Corporation under the Internal Revenue Code of 1986, as amended (the "Code"), and has made all filings necessary with appropriate federal, state and local governmental taxing or other authorities in order to perfect its status as an S-Corporation and has not been informed by any such taxing authority that such S-Corporation election has not been accepted. Attached hereto as part of Schedule 5.5 is a copy of the documents evidencing the perfection of the Seller's status as an S-Corporation. Except as set forth on
Schedule 5.5 hereto, no audit of any tax return of any Stockholder of the Seller is in progress, and the Stockholder has paid all Taxes due and owing by him or her for all periods during which the Seller has been treated as an S-Corporation.

          (g) The balance sheet of Seller as at December 31, 1993, December 31, 1994, and June 30, 1995, together with the related statements of operations, retained earnings and cash flow for the periods then ended, attached hereto as
Schedule 5.5(g) (collectively, the "Financial Statements") (i) are true and correct in all material respects, (ii) are in accordance with the books and records of Seller and (iii) present fairly the financial position of Seller for the periods then ended in conformity with GAAP.

     5.6  Absence of Certain Events.  Except for this Agreement and as set forth
          -------------------------
in Schedule 5.6 attached hereto, since December 31, 1994, the business of Seller has been conducted solely in the usual and ordinary course. Without limiting the generality of the foregoing, the Seller has not:

          (a) waived any right or rights of substantial value or paid, directly or indirectly, any liability before such liability became due in accordance with its terms;

          (b) other than in the ordinary and usual course of business, created any liability (whether absolute or contingent and whether or not currently due and payable), and has not entered into or assumed any contract, agreement, arrangement, lease (as lessor or lessee), license or other commitment otherwise than in the ordinary and usual course of business;

          (c) purchased, sold or transferred any of its assets other than in the ordinary and usual course of its business; granted any security interest or other lien or encumbrance affecting any of the Assets other than in the ordinary and usual course of business and in amounts not material; or amended any of the Contracts or Customer Orders, as such terms are defined below; or

          (d) paid or declared a dividend or made a dividend distribution to its stockholders. Nothing contained herein shall be deemed to preclude the payment of salary to the Stockholder, provided such salary was paid in the ordinary course of business and was in an amount consistent with past practices.

     5.7  Adverse Developments; No Undisclosed Liabilities.
          ------------------------------------------------

          (a) Since December 31, 1994, there has been no material adverse change, or any event or development which, individually or together with such other events, could reasonably be expected to result in a material adverse change, in the business, operations or condition (financial or otherwise) of the Seller, including, without limitation, in net sales or cost of goods sold or collection experience relating to accounts receivable; nor has there been since such date, any damage, destruction or loss, whether covered by insurance or not, materially or adversely affecting the business, properties or operations of the Seller.

          (b) Except as disclosed in Schedule 5.7(b), there are no liabilities against, relating to or affecting the business of Seller or any of the Assets, other than liabilities incurred in the ordinary course of business consistent with past practice which in the aggregate are not material to the condition of the business of Seller.

     5.8  Tangible Property.  Except as set forth on Schedule 5.8 attached
          -----------------
hereto, (i) Seller is in possession of and has good and marketable title to all of the Assets (other than the Equipment Leases and the Mount Vernon Lease which will be conveyed by assignment with covenant), free and clear of all mortgages, liens, security interests, pledges, charges and encumbrances of any nature whatsoever;(ii) Seller is not a party as a debtor, nor has it authorized any filings under the Uniform Commercial Code as a debtor; (iii) the Inventory is and on the Closing Date will be in good and merchantable condition, in balance reasonably determined in relation to the sales of Seller during the year-to-date period ending on the date of the Closing and is and on the Closing Date will be useable or salable in the ordinary and usual course of business for the purposes for which it is intended, and has been carried on the books of account of Seller in accordance with GAAP; (iv) all of the Assets owned, leased or used by Sellers are in good operating condition and repair, and are not in violation of any law or any health, safety or other statute, ordinance, code, rule or regulation. Seller has made available to Buyer a true and correct copy of Seller's inventory records as of June 30, 1995 and as of the Closing Date.

     5.9  Government Approval.  No consent, approval, waiver, order or
          -------------------
authorization of, or registration, declaration or filing with, any governmental authority is required in connection with the execution and delivery of this Agreement by the Seller or the Stockholder or the consummation by the Seller or the Stockholder of the transactions contemplated hereby.

     5.10  Actions and Proceedings.  The Seller and the Stockholder are not
           -----------------------
subject to any outstanding orders, writs, injunctions or decrees of any court, governmental agency or arbitration tribunal against, involving or affecting the Assets, the business, properties or employees of Seller or Seller's right to enter into, execute and perform this Agreement. Except as set forth in
Schedule 5.10 attached hereto, there are no actions, suits, claims or legal, administrative or arbitration proceedings or investigations, including any warranty or product liability claims (whether or not the defense thereof or liabilities in respect thereof are covered by policies of insurance) relating to or arising out of the business, properties or employees of Seller pending, or to the best knowledge of the Seller or the Stockholder, threatened against or affecting either the Seller or the Stockholder or the Assets.

     5.11  Brokerage.  No broker, finder or similar agent has been employed by
           ---------
or on behalf of Seller or the Stockholder and no person or entity with which the Seller or the Stockholder has had any dealings or communications of any kind is entitled to any brokerage commission, finder's fee or any similar compensation, in connection with this Agreement or the transactions contemplated hereby.

     5.12  Contracts.  Schedule 5.12(a) attached hereto is a true and complete
           ---------
schedule of all Contracts (as defined below) relating to the operations of Seller to which the Seller is a party or by which the Seller or any of the Assets is bound and which involve an obligation or commitment on the part of the Seller which is more than Ten Thousand Dollars ($10,000) in any instance (or any group of Contracts with the same supplier or customer or otherwise related parties exceeding that amount). Schedule 5.12(b) attached hereto is a true and complete schedule of all unfilled sale orders and commitments from customers ("Customer Orders") as of the day immediately preceding the date hereof to which the Seller is a party or by which the Seller or any of the Assets is bound and which involve an obligation or commitment on the part of the Seller which is more than Ten Thousand Dollars ($10,000) in any instance (or any group of Customer Orders with the same customer or otherwise related parties exceeding that amount). All Contracts set forth on Schedule 5.12(a) and all Customer Orders set forth on Schedule 5.12(b) are valid, binding and in full force and effect and the Seller is not in default, and no notice of alleged default has been received by the Seller, under any such Contracts or Customer Orders, no other party thereto to the best knowledge of the Seller or the Stockholder, is in default or, to the best knowledge of the Seller or the Stockholder, alleged to be in default thereunder, and to the best knowledge of the Seller or the Stockholder there exists no condition or event which, after notice or lapse of time or both, would constitute a default by any party thereto. Neither the Seller nor the Stockholder knows or has reason to know of any cancellation, grounds for cancellation or threat to cancel or not to renew (unrelated to the assignment of the Contracts or Customer Orders hereunder and other than complaints of customers in the ordinary course of business which neither Seller nor the Stockholder believes constitutes a serious threat of cancellation or non-renewal), any Contract or Customer Orders by any other party thereto. As used in this Agreement, the term "Contracts" shall mean and include contracts, agreements written or oral, leases (other than for real estate except the Mount Vernon Lease), bids and purchase and commitments but shall exclude Customer Orders. True and complete copies of each written Contract relating to the operations of the Seller have been heretofore made available for inspection by Buyer.

     5.13  Intangible Property.  Schedule 1.1 (e) attached hereto sets forth all
           -------------------
patents, patent applications, trademarks and service marks (whether registered or unregistered), trade names, brand names, copyrights and franchises owned or used by the Seller in or otherwise relating to the business of Seller, all applications for any of the foregoing, and all permits, grants and licenses or other rights running to or from the Seller relating to any of the foregoing. Except as set forth on Schedule 1.1 (e), no patent, trademark, service mark, trade name, brand name, copyright or franchise not owned by Seller and included in the Assets is required to conduct the business of Seller in all material respects. Except as set forth on Schedule 1.1 (e) and Schedule 5.13 attached hereto, the Seller is the sole and exclusive owner or licensee of all rights set forth on Schedule 1.1 (e) and, except as set forth on Schedule 1.1 (e) and as otherwise provided by law, such rights are fully assignable and are free and clear of any attachments, liens or encumbrances. Schedule 1.1 (e) also contains a brief description of each trade secret, right or other intellectual property right material to the business of the Seller. Except as set forth in Schedule 5.13, there are no outstanding or unresolved charges against the Seller relating to any claim of infringement of any adversely or claimed held invention, patent, trademark, service mark, trade name, brand name, trade right or intellectual property right or copyright of any other person, and the Seller (i) has not been notified of any claim of any other person relating to any of the properties listed on Schedule 1.1 (e) or to any process or confidential information of the Seller, or (ii) knows of any basis for any such charge or claim. To the best knowledge of Seller and the Stockholder, none of the items listed on Schedule 1.1(e) is being infringed by any other person or infringes the intellectual property rights of any other person.

     5.14  Licenses, Permits and Environmental Matters.
           -------------------------------------------

          (a) Schedule 5.14 attached hereto sets forth all licenses, permits, consents, authorizations, certifications, orders or approvals of any federal, state, local or foreign governmental or regulatory bodies that are material to the operations of the Seller or necessary for the conduct of its business, all of which, to the extent assignable, are included in the Assets, (collectively, the "Permits"), true and complete copies of which have been made available to Buyer. Except as set forth on Schedule 5.14, the Seller has on the date hereof and will have on the Closing Date all such material or necessary Permits and all such Permits are on the date hereof and will be on the Closing Date in full force and effect; Seller is not, nor has it received any notice that is, in default (or with the giving of notice or lapse of time, or both would be in default) of any Permit; no proceeding is pending or, to the best knowledge of the Seller or the Stockholder, threatened, and no claim or demand has been asserted to revoke or limit any Permit; and neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will result in any violation or revocation of or limitation on any Permit except as may result from any change in ownership of the Assets.

          (b) The Seller has not caused or permitted, nor does the Seller or the Stockholder have knowledge of the existence of, any Release (as defined below) or the threat of Release, of any Regulated Substance (as defined below) at, on, from or beneath the surface of any real property owned, leased, used or occupied, including the Premises, by the Seller or any predecessors in interest. There is no Enforcement Notice (as defined below) in effect, and neither the Seller nor the Stockholder knows of any facts which might result in the issuance of any Enforcement Notice to the Seller or any of its predecessors in interest, relating to or arising out of the ownership, lease, use or occupancy of real property (including the Premises) by Seller or any of their predecessors in interest. "Regulated Substance" includes any pollutant, chemical substance, hazardous waste, toxic substance, hazardous substance or contaminant regulated under, or defined in, or pursuant to, the Clean Air Act (42 U.S.C. Section 7401, et seq.), as amended, the Clean Water Act (33 U.S.C. Section 1251, et seq.), as
- -- ---                                                             -- ---
amended, the Resource Conservation and Recovery Act (42 U.S.C. Section 6901, et
                                                                             --
seq.),as amended, the Comprehensive Environmental Response, Compensation and
- ---
Liability Act (42 U.S.C. Section 9601, et seq.),as amended, the Toxic Substances
                                       -- ---
Control Act (15 U.S.C. Section 2601, et seq.),as amended, the New York
                                     -- ---
Environmental Cleanup Responsibility Act and any other federal, state or local environmental law, ordinance or regulation. "Enforcement Notice" means a summons, notice, notice of violation, citation, directive, order, claim, litigation, investigation, judgment, letter or other communication, written or oral, actual or threatened, from the United States Environmental Protection Agency, any other federal, state or local agency or authority, any other entity or any individual, concerning any intentional or unintentional action or omission resulting or which might result in the release of a Regulated Substance into the "environment", as such term is defined in 42 U.S.C. Section 9601 (8). Seller has not transported or arranged for the transportation of any Regulated Substance in connection with the operation of its business to any location that is (i) listed on the National Priorities List ("NPL") under CERCLA, (ii) listed for possible inclusion on the NPL by the Environmental Protection Agency in CERCLA or on any similar state or local list or (iii) the subject of enforcement actions by federal, state or local governmental or regulatory authorities that may lead to environmental claims against Seller or its business. "Release" means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping of a Regulated Substance as to contravene any standards promulgated under or otherwise invoke the jurisdiction of, any of the above-enumerated statutes.

          (c) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by, or that are in the possession of Seller in relation to the Premises which have not been delivered to Buyer prior to the execution of this Agreement.

     5.15  Contracts and Commitments.  The Seller has not entered into any
           -------------------------
written or oral contracts except (i) as set forth on Schedule 5.12(a), Schedule 5.12(b), Schedule 1.1(m), Schedule 5.29, Schedule 5.33(a), and Schedule 5.33(g) attached hereto; or (ii) for purchase orders and Customer Orders entered into in the ordinary course of business, none of which is in excess of Ten Thousand Dollars ($10,000) over a twelve-month (12) period or which in the aggregate with similar agreements is in excess of Ten Thousand Dollars ($10,000).

     5.16  Warranty Claims.  Except as set forth in Schedule 5.16 attached
           ---------------
hereto, there are no pending claims against the Seller including, without limitation, any products manufactured or sold thereby, under any warranties, whether express or implied, by the customers of the Seller nor, to the best knowledge of the Seller or the Stockholder, does there exist any basis therefor.

     5.17  Product Liability Claims.  Except as set forth in Schedule 5.17,
           ------------------------
Schedule 5.12(a), or Schedule 5.12(b) attached hereto, there are, and since the date of the incorporation of Seller, there have been, no material product liability claims by customers of the Seller with respect to any products now or previously manufactured and/or sold by the Seller, nor to the best knowledge of the Seller or the Stockholder, does there exist any basis therefor.

     5.18  Restrictive Agreements.  Except as set forth in Schedule 5.18
           ----------------------
attached hereto, each of the Seller and the Stockholder is not restricted by agreement from carrying on its business as currently conducted anywhere in the world.

     5.19  Loss Contracts.  The Seller has not entered into any contract or
           --------------
commitment, the performance of which is expected to the best knowledge of the Stockholder to result after the Closing in a material loss to Buyer.

     5.20  Bank Accounts.  Schedule 5.20 hereto sets forth the names and
           -------------
locations of all banks, trust companies, savings and loan associations and other financial institutions at which the Seller maintains safe deposit boxes or accounts of any nature and the names of all persons authorized to draw thereon, make withdrawals therefrom or have access thereto. The Seller has delivered to Buyer copies of all records, including all signature or authorization cards, pertaining to such bank accounts.

     5.21  Patent, Etc., Indemnification.  Except as set forth in Schedule 5.21
           -----------------------------
attached hereto, the Seller does not have any existing material liability for, and, to the best knowledge of the Seller or the Stockholder, there is no basis for, any material liability nor has the Seller given any indemnification or paid any damages (by way of court order or settlement) for patent, trademark, trade name, trade secret or copyright, or other intellectual property infringement as to any equipment, materials, goods, merchandise or supplies manufactured, produced, used or sold by Seller.

     5.22  Conflicting Interests.  Neither the Seller, the Stockholder nor any
           ---------------------
director or officer of Seller nor any spouse of such director or officer has any direct or indirect interest in any competitor, customer, supplier or other person, firm or corporation which has had any material business relationship or material transaction with the Seller during the last year, nor is any of the foregoing a party to, nor the owner of property which is the subject of, any business arrangement with the Seller, except as disclosed in Schedule 5.22 attached hereto. Nothing contained in this Section 5.22 shall be deemed to apply to the ownership of stock or other securities listed on a national securities exchange or traded in the over-the-counter market of any corporation provided that such ownership (beneficially or otherwise) shall not, directly or indirectly exceed more than one percent (1%) of any issue of such stock or other securities of any one (1) corporation.

     5.23  Customers.  Schedule 5.23 attached hereto sets forth the names and
           ---------
addresses of each customer of the Seller which individually accounted for more than one percent (1%) of the gross sales of any product manufactured or distributed by it during the year ended December 31, 1994 and for the period January 1, 1995 through the Closing Date. The Seller has not received any notice from any customer of products manufactured or distributed by it that such customer intends to discontinue its relationship with the Seller (other than complaints of customers in the ordinary course of business which neither the Seller nor the Stockholder believes constitutes a serious threat of discontinuance). In addition, the Seller has not received any notice from any such customer, or any group of any customers which in the aggregate accounted for more than one percent (1%) of the gross sales of products manufactured or distributed by Seller during the year ended December 31, 1994 and for the period January 1, 1995 through the Closing Date, that it or any of them is dissatisfied with products delivered or services performed or that such customer or group of customers intends to discontinue the services or purchase of any such products (other than complaints of customers in the ordinary course of business which neither Seller nor the Stockholder believes constitutes a serious threat of discontinuance). The Seller has not received any notice from any source of any reason why the business of Seller should be adversely affected by the transactions contemplated by this Agreement.

     5.24  Insurance.  Attached hereto as Schedule 5.24 is a list of all
           ---------
policies of insurance covering the Seller and the Assets (specifying the insurer, amount of coverage, type of insurance, policy number and any pending claims thereunder). Such policies are in amounts which are believed by the Seller to be adequate and will be maintained in effect until the Closing, and provide for coverage that is reasonable and customary for persons engaged in businesses similar to Seller's business. The Seller has not failed to give any notice with respect to or present any material claim under any insurance policy in due and timely fashion. The Seller has not received any notice from or on behalf of any insurer revoking or terminating any material insurance policy or increasing in any material respect premiums payable in respect of any material insurance policy or any notice from or on behalf of any insurer that it intends to revoke or terminate or will not renew or will materially increase premiums payable for any material insurance policy.

     5.25  Compliance with Laws.  Seller has complied with all laws, ordinances,
           --------------------
regulations and orders which have application to the Seller, where the failure to comply would have a material adverse effect on the financial condition or business of the Seller.

     5.26  No Defaults.  Except as specifically set forth in Schedule 5.26
           -----------
attached hereto, all contracts, agreements, commitments and engagements listed in Schedule 5.12(a) and Schedule 5.12(b) attached hereto, and all other contracts, agreements, commitments and engagements relating to the Seller which are included in the Assets, are valid and in full force and effect, and no material breach or default (after lapse of time, notice or both) by Seller exists with respect thereto, and neither the Seller nor the Stockholder has any knowledge of any material breach or default (after lapse of time, notice or both) by any other party thereto.

     5.27  Accounts Receivable.  The Seller has delivered to Buyer Schedule 5.27
           -------------------
which includes all accounts receivable owed to Seller as of the Closing Date. Except to the extent collected, all such accounts receivable are, (i) bona fide
                                                                      ---- ----
claims against debtors for sales or services rendered, (ii) subject to no known defenses, set-offs counterclaims or discounts (other than customary trade terms) and (iii) collectible in the ordinary course of business consistent with past practice, less the reserves against collectibility set forth in Schedule 5.27, which reserves will be in accordance with GAAP, and (iv) legal, valid and binding obligations of the respective debtors enforceable in accordance with their terms.

     5.28  Employee Relations.  Attached hereto as Schedule 5.28 is a true and
           ------------------
complete payroll roster of all employees of Seller as of the last payroll prior to the Closing Date showing the (i) rate of pay for each such person entitled to receive compensation from the Seller and (ii) the amount of prepaid or accrued vacation or other benefits which each such person is entitled to receive, and
(iii) the amount of severance pay or other compensation benefits which each such person is or would be entitled to receive upon termination of employment and the method of calculating the same. No increases in such salaries, bonuses, vacation allowances, severance benefits, or other employee benefits have been given or promised as of the date hereof, nor will any such be given or promised as of the Closing Date, except as disclosed in the payroll roster.

     5.29  Employee Contractual Matters.  Schedule 5.29 attached hereto lists
           ----------------------------
all collective bargaining agreements with the labor unions to which the Seller is a party or otherwise bound, a copy of each of which has been furnished to Buyer. Except as set forth in Schedule 5.29, there are no discussions, negotiations, demands or proposals which are pending or have been made concerning such collective bargaining agreements and there are no pending or threatened labor disputes, strikes or work stoppages which may affect the Assets or the business or the operations of the Seller, nor has any such strike or work stoppage been enjoined by, any order, writ, injunction, or decree of any court or federal, state or municipal or other governmental agency or instrumentality.
Schedule 5.29 contains a list of all proceedings for the certification or decertification of collective bargaining representatives of employees of the Seller indicating the units and the nature and dates of significant events. Except as set forth in Schedule 5.29, the Seller is not a party to any contract with any of its employees, consultants, officers, salesmen, sales representatives, distributors or dealers that is not cancelable by it without penalty or premium on not more than thirty (30) days' notice.

    5.30 Severance Pay. The Seller has not promulgated any policy or entered
         ---------------
into any agreements relating to the payment of severance pay to its employees whose employment is terminated or suspended, voluntarily or otherwise, except as indicated in Schedule 5.30 attached hereto.

    5.31 Vacation Pay. The Seller has not promulgated any policy or entered
         -------------
into any agreements relating to the payment of vacation pay to its employees or has any obligations to provide them with pay for vacation time, except as stated in Schedule 5.31 attached hereto.

    5.32 Employment and Working Conditions.     The Seller has complied in
         ----------------------------------
all material respects with all applicable laws, rules or regulations relating to employment, including those relating to equal employment, wages, hours, collective bargaining and the withholding of taxes and contributions, and, have complied with the Occupational Safety and Health Act or corrected matters alleged by governmental authorities to be in non-compliance therewith. The Seller has not received any notice from governmental authorities of violation of the Occupational Safety and Health Act which has not been corrected. The Seller has, and will have at the Closing Date, withheld all amounts required by law or agreement to be withheld from the wages or salaries of its employees, and there are no arrearage of wages nor is there any tax or penalty for failure to comply with the foregoing owed by it with respect to such employees. There are no controversies existing, pending, or to the best knowledge of the Seller or the Stockholder threatened between the Seller and any of its respective employees.

    5.33 Employee Benefits.
         ------------------

         (a) The Seller has delivered to Buyer true and complete copies and summary descriptions of all bonus, pension, multi-employer pension, stock option, stock purchase, benefit, welfare, profit-sharing, disability, unemployment, workers compensation insurance, incentive, Internal Revenue Code Section 501 (c) (9) trust, deferred compensation and other similar fringe or employee benefit plans, funds, programs or arrangements, written or oral (collectively, the "Plans") in each of the foregoing cases which cover, are maintained for the benefit of, or relate to any or all employees, former employees or retirees of Seller. All such Plans are listed in Schedule 5.33(a) attached hereto.

         (b) The Plans comply in all respects with the applicable requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and, to the extent applicable, meet the requirements of "qualified plans" and "qualified trusts" under Sections 401 (a) and 501 (a), respectively of the Internal Revenue Code (the "Code"). None of the Plans is a multi-employer plan within the meaning of
Section 3(37) of ERISA. All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, and Summary Plan Descriptions) have been appropriately filed or distributed with respect to each of the Plans. All amendments to the Plans required to be adopted and executed within the remedial amendment period described in Section 401 (b) of the Code and regulations thereunder as a condition of qualification have been or will be timely adopted and executed.

         (c) With respect to the Plans, all applicable contributions for all periods ending prior to the Closing Date (including the period from the first day of the then current plan year to the Closing Date) shall be made prior to the Closing Date by the Seller in accordance with past practice. No accumulated funding deficiency within the meaning of Section 302 of ERISA or
Section 412 of the Code has been incurred with respect to any of the Plans. With respect to the Plans (i) there have been no prohibited transactions as defined in Section 406 of ERISA or Section 4975 of the Code, and (ii) no actions, suits, or claims with respect to the assets thereof (other than routine claims for benefits) are pending or threatened and neither the Seller nor the Stockholder has any knowledge of any facts which would give rise to or could reasonably be expected to give rise to any such actions, suits or claims.

         (d) With respect to each of the Plans, the Seller has furnished to Buyer true and complete copies of (i) all Plan documents and all amendments thereto, (ii) all related trust agreements, insurance contracts or other funding agreements which implement the Plans and all amendments thereto, and
(iii) the summary plan descriptions of the Plans and all modifications thereto communicated to employees. As of December 31, 1994, the benefit commitments (as defined in Section 4001 (a) (16) of ERISA), whether or not vested, of each of the Plans did not exceed the assets of the Plans. Since December 31, 1994, Seller has taken no action with respect to the Plans which would cause an increase in liabilities or a decrease in the assets of the Plans (other than decisions regarding plan investments). Neither the Seller nor any of its directors, officers, employees or any other "fiduciary", as such term is defined in Section 3(21) of ERISA, has any liability for failure to comply with ERISA or the Code for any action or failure to act in connection with the administration or investment of the Plans.

         (e) The Plans have not been completely, or to the best knowledge of the Seller or the Stockholder, partially terminated since their establishment and the Plans have not been the subject of a "reportable event" as that term is defined in Section 4043 of

ERISA as to which notices would be required to be filed with the Pension Benefit Guaranty Corporation ("PGBC"). No proceeding by PGBC to terminate any of the Plans pursuant to Subtitle 111 of Title IV or ERISA has been instituted or threatened, there is no pending or threatened legal action, proceeding or investigation against or involving any employee pension benefit plan and, to the best knowledge of the Seller, there is no basis for any such legal action, proceeding or investigation.

         (f) The Seller is in full compliance with the Consolidated Omnibus Budget Reconciliation Act of 1986 ("COBRA") and all notices required by COBRA have been timely made by the Seller.

         (g) Except as identified in Schedule 5.33(g) attached hereto, the Seller has not made any commitments to any of its respective retirees or former employees for any benefits other than the receipt of benefits from the Plans.

    5.34 Judgments, Orders, Decrees, Etc. There are no orders, decrees or
         --------------------------------
injunctions of any court or arbitrator or any governmental department, commission, board, agency or instrumentality, domestic or foreign, issued or threatened specifically against the Seller or with respect to the Assets nor, to the best knowledge of the Seller or the Stockholder, does there exist a basis therefor.

    5.35 Certain Business Practices. No officer, director or stockholder of
         ---------------------------
the Seller, or, to the best knowledge of the Seller and the Stockholder, no employee, agent or other representative of the Seller, or any other person acting on behalf of the Seller, has, directly or indirectly, since the date of incorporation of Seller, given or agreed to give any illegal, unethical or improper gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the Seller or assist the Seller in connection with any actual or proposed transaction. All payments by or on behalf of the Seller have been duly recorded and accounted for in its books and records.

    5.36 Disclosure. The Assets include all assets and property, other than
         -----------
the Excluded Assets, owned, leased or used by the Seller in the conduct of its business. No representation or warranty by the Seller in this Agreement, nor any written statement, certificate or Schedule furnished, or to be furnished, by or on behalf of the Seller or the Stockholder pursuant to this Agreement, nor any document or certificate delivered to Buyer pursuant to this Agreement, or in connection with actions contemplated hereby, contains or shall contain any untrue statement of a material fact, or omits, or shall omit to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they are made, not misleading.

                6. REPRESENTATIONS AND WARRANTIES OF THE BUYER

    The Buyer represents and warrants to the Seller and to the Stockholder as follows:

    6.1    Organization, Power and Authority.    The Buyer is a corporation
           ----------------------------------
duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. The Buyer has the corporate power and authority to execute and deliver this Agreement, and any other agreement or instrument contemplated by this Agreement, and to consummate the transactions and to perform its obligations contemplated hereby and thereby.

    6.2    Legal and Authorized Transactions; Authority; No Breach. The
           --------------------------------------------------------
execution and delivery by the Buyer of this Agreement, and any other agreement or instrument contemplated by this Agreement, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action by the Buyer and does not require the approval of its shareholders. This Agreement, and any such other agreement or instrument, upon execution and delivery by the Buyer (and assuming due execution and delivery hereof and thereof by the other parties hereto and thereto), will constitute the legal, valid and binding obligation of the Buyer in each case enforceable against the Buyer, in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect which affect creditors' rights generally and by general principles of equity, whether such enforceability is considered in a proceeding in equity or at law). Neither the execution and delivery of this Agreement, or any such other agreement or instrument by the Buyer, nor the consummation of the transaction contemplated hereby or thereby, will (i) violate any provisions of the Articles of Incorporation or By-Laws of the Buyer, (ii) violate, conflict with or result in the breach or termination of, or otherwise give any other contracting party the right to terminate, or constitute a default under the terms of, any mortgage, bond, indenture or material agreement to which the Buyer is a party or by which the Buyer or any of its property or assets may be bound or materially affected, (iii) violate any judgment, order, injunction, decree or award of any court, administrative agency or governmental body against, or binding upon, the Buyer or upon the securities, property or business of the Buyer, or (iv) constitute a violation by the Buyer of any applicable law or regulation of any jurisdiction as such law or regulation relates to the Buyer or to the property or business of the Buyer.

    6.3    Brokerage. No broker, finder or similar agent has been employed by
           ----------
or on behalf of the Buyer and no person or entity with which the Buyer has had any dealings or communications of any kind is entitled to any brokerage commission, finder's fee or any similar compensation, in connection with this Agreement or the transactions contemplated hereby.

    6.4    Government Approval.    No consent, approval, waiver, order or
           --------------------
authorization of, or registration, declaration or filing with, any governmental authority is required in connection with the execution and delivery of this Agreement by the Buyer or the consummation by the Buyer of the transactions contemplated hereby.

    6.5    Disclosure. No representation or warranty by the Buyer in this
           -----------
Agreement, nor any written statement, certificate or Schedule furnished, or to be furnished, by or on behalf of the Buyer pursuant to this Agreement, nor any document or certificate delivered by the Buyer to the Seller or the Stockholder pursuant to this Agreement, or in connection with actions contemplated hereby, contains or shall contain any untrue statement of a material fact, or omits, or shall omit to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they are made, not misleading.

            7.CONDITIONS TO THE OBLIGATIONS OF SELLER
                        AND THE STOCKHOLDER

    The obligations of the Seller and the Stockholder to consummate the transactions contemplated by this Agreement are subject to the fulfillment, on or before the Closing Date, of the following conditions (subject to the right of the Seller and the Stockholder to waive any such conditions):

    7.1 .Representations and Warranties True. All of the representations and
        -------------------------------------
warranties of the Buyer contained in this Agreement or in any written statement, certificate, schedule or other document delivered pursuant hereto or in connection with the transactions contemplated hereby shall be true and correct in all material respects on and as of the Closing Date.

    7.2 Covenants and Agreements Performed. The Buyer shall have performed or
        -----------------------------------
complied with or delivered all covenants, agreements, conditions or documents required by this Agreement to be performed, complied with or delivered by the Buyer prior to or on the Closing Date.

    7.3 Approval of Counsel to the Seller and the Stockholder. All actions,
        ------------------------------------------------------
proceedings, consents, instruments and documents required to be delivered by the Buyer hereunder or incident to the performance hereof, and all other matters, shall have been approved as to form and substance by counsel to the Seller.

    7.4 Opinion of Counsel to Buyer. The Buyer shall have delivered to Seller
        -----------------------------
an opinion, dated the Closing Date, of Richard S. Kolodny, Vice President, General Counsel to the Buyer, in form and substance reasonably satisfactory to counsel to the Seller and the Stockholder.

    7.5 Other Documents. The Buyer shall have delivered all such certified
        ----------------
resolutions, certificates, documents or instruments with respect to the Buyer as counsel to the Seller and the Stockholder may reasonably request prior to the Closing Date to carry out the intent and purpose of this Agreement.

    7.6 No Actions, suits or Proceedings. No action, suit or proceeding shall
        ---------------------------------
be pending or, to the knowledge of the Seller, the Stockholder, or the Buyer, threatened, before any court or governmental body by any party other than a party hereto to restrain or prohibit, or to obtain damages or a discovery order in respect of, this Agreement or the consummation of the transactions contemplated hereby.

    7.7 Officers' Certificate. Each of Seller and the Stockholder shall have
        ----------------------
been furnished with a certificate executed on behalf of the Buyer by its Chairman of the Board and Chief Executive Officer or a Vice President, and the Secretary, dated the Closing Date, representing and certifying, in such detail as Seller and the Stockholder may reasonably request, that the conditions set forth in this Section 7 have been fulfilled at or prior to the Closing Date, and that the Buyer is not in default under any provision of this Agreement.

    7.8 Consents. All consents necessary for the transfer of the Assets and
        ---------
the consummation of the transactions contemplated hereunder shall have been obtained.

          8.   CONDITIONS TO THE OBLIGATIONS OF THE BUYER

    The obligations of the Buyer to consummate the transactions contemplated by this Agreement are subject to the fulfillment, on or before the Closing Date, of the following conditions (subject to the right of the Buyer to waive any such condition):

    8.1 Representations and Warranties True. All of the representations and
        ------------------------------------
warranties of the Seller and the Stockholder contained in this Agreement or in any written statement, certificate, schedule or other document delivered pursuant hereto or in connection with the transactions contemplated hereby shall be true and correct in all material respects on and as of the Closing Date.

    8.2 Covenants and Agreements Performed. Each of the Seller and the
        ----------------------------------
Stockholder shall have performed or complied with or delivered all covenants, agreements, conditions, financial statements or documents required by this Agreement to be performed, complied with or delivered by each of the Seller and the Stockholder prior to or on the Closing Date.

    8.3 Approval of Counsel to Buyer. All actions, proceedings, consents,
        -----------------------------
instruments and documents required to be delivered by each of the Seller and the Stockholder hereunder or incident to the performance hereof, and all other related matters, shall have been approved as to form and substance by counsel to Buyer.

    8.4 Opinion of counsel to Seller and Stockholder. The Seller and the
        ---------------------------------------------
Stockholder shall have delivered to Buyer an opinion, dated the Closing Date, of Larry Anderson, Esq. counsel to the Seller and the Stockholder, in form and substance reasonably satisfactory to counsel to Buyer.

    8.5 Wittenberg Employment and Non-Competition Agreement. Wittenberg shall
        ----------------------------------------------------
have executed and delivered an employment and non-competition agreement with Buyer in the form attached hereto as Exhibit 8.5.

    8.6 Other Documents. The Seller and the Stockholder shall have delivered
        -----------------
all such certified resolutions, certificates, documents or instruments with respect to the Seller and the Stockholder as the Buyer's counsel may reasonably request prior to the Closing Date to carry out the intent and purpose of this Agreement.

    8.7 No Actions, Suits or Proceedings. No action, suit or proceeding shall
        ---------------------------------
be pending or, to the knowledge of any of the Seller, the Stockholder or the Buyer, threatened, before any court or governmental body to restrain or prohibit, or to obtain damages or a discovery order in respect of, this Agreement or the consummation of the transactions contemplated hereby or which has had or may have a materially adverse effect on the operations, financial condition, business or operations of the Seller.

    8.8 Material Adverse Change.    There shall have been no material adverse
        ------------------------
change in the business, condition (financial or otherwise) or operations of the Seller in the period from the December 31, 1994 to the Closing Date including, without limitation, in net sales or cost of goods sold.

    8.9 Officers' Certificate. The Buyer shall have been furnished with a
        ----------------------
certificate executed on behalf of the Seller, by its Chairman of the Board, President, Treasurer or a Vice President, and Secretary or Assistant Secretary, dated the Closing Date, representing and certifying, in such detail as the Buyer may reasonably request, to the following: (a) the conditions set forth in this
Section 8 have been fulfilled at or prior to the Closing Date, (b) neither the Seller nor the Stockholder is in default under any provision of this Agreement.

    8.10 Satisfactory Due Diligence Review.     The Board of Directors of the
         ----------------------------------
Buyer shall have received a reasonably favorable report of Buyer's management with respect to the investigation by it, counsel and other agents and representatives of the Buyer, regarding Seller's business condition (financial, physical, environmental and otherwise), facilities and personnel.

    8.11 Assignments. The Seller shall have delivered to Buyer duly executed
         ------------
assignments of the Patent and Trademarks identified in Schedule 1.1 (e) attached hereto, in form suitable for recording in the Patent and Trademark Office.

    8.12 Consents. All consents necessary for the transfer of the Assets and
         ---------
the consummation of the transactions contemplated hereunder, shall have been obtained.

    8.13 Release of U.C.C. Financing Statements. The Seller shall have been
         ---------------------------------------
released from, and received termination statements with respect to, the U.C.C. financing statements filed in the State of New York and Westchester County, New York by Marine Midland Bank, N.A., Roblin 1, 241 Main Street, Buffalo, New York 14203 (U.C.C. Financing Statement Nos.: 224195 (October 26,
1992) and 92-9499 (October 26, 1992)).

    8.14 Mount Vernon Lease. The Buyer shall have been furnished with
         -------------------
evidence that the Seller has satisfied all of its obligations under the Mount Vernon Lease as of the Closing Date, and that the landlord will continue its current month-to-month lease arrangement with the Buyer.

               9.   COVENANTS AND AGREEMENTS OF THE PARTIES

    9.1 Payment of Taxes. The Seller shall prepare and file all returns
        -----------------
required to be filed by it after the date hereof with respect to any tax relating to the business or operations of the Seller for all periods prior to the Closing Date, and the Seller shall pay all such taxes, additions, interest and penalties shown, or required to be shown, on such returns. The Seller shall pay all penalties or other charges, if any, becoming due with respect to the late filing of any return required to be filed by it in accordance with the provisions of this Section 9.1. All taxes relating to the business and operations of the Seller shall be for the account of Seller through the Closing Date.

    9.2 Cooperation. The Seller shall execute at its own expense such
        ------------
instruments of conveyance and assignment or other instruments or documents as Buyer may reasonably request in order to more fully vest title to the Assets in Buyer and to effectuate the purposes and intentions of this Agreement; and Seller shall otherwise fully cooperate with Buyer for the purpose of perfecting Buyer's right, title and interest in and to the Assets. Buyer shall execute at its own expense such instruments of assumption or other instruments or documents as the Seller may reasonably request in order to more fully effectuate the purposes of the Agreement with respect to the Assumed Liabilities.

    9.3 Expenses of Sale. The Seller, the Stockholder and the Buyer shall
        -----------------
each bear its own direct and indirect expenses incurred in connection with the negotiation and preparation of this Agreement and the consummation and performance of the transactions contemplated hereby. All expenses of the Seller and the Stockholder shall be paid by the Seller and the Stockholder after the Closing, it being understood that no part of such expenses shall be included as Assumed Liabilities hereunder.

    9.4 Actions with Respect to Closing. Each of the parties hereto (an
        --------------------------------
"Initial Party") agrees to use its best efforts to bring about the satisfaction of the conditions precedent to the obligation of the other party hereto to effect the Closing (to the extent that such satisfaction is dependent on the actions on the part of the Initial Party of commission or omission) and to cause its covenants and agreements contained in this Section 9 and Section 10 hereof to be satisfied and performed hereunder.

    9.5    Access to Records. Buyer shall afford to Seller and its
           ------------------
representatives, the opportunity, upon reasonable advance notice, to examine and make copies of the books and records of the Seller sold to Buyer hereunder in connection with the preparation by the Seller of tax and financial reporting matters and other bona fide business purposes of the Seller or the Stockholder.

    9.6    Litigation Cooperation.    If the Seller shall become engaged or
           -----------------------
participate at any time in any investigation, claim or litigation with any third party relating to a period ending on or after the Closing Date, the Buyer shall cooperate in all reasonable respects with the Seller in connection therewith, including without limitation making available to the Seller relevant records and employees of Buyer who may be helpful with respect to such claim or litigation.

    9.7    Notice to Sales Tax Authorities. The Seller shall to the extent
           --------------------------------
required by applicable state bulk sales laws (as soon as practicable which may be later than the 10 day period required by law) notify the state sales tax or other authorities having jurisdiction of sales tax matters in each state of the proposed sale and purchase transaction hereunder in accordance with such laws.

    9.8    Payment of Sales Tax. Buyer shall at or prior to the time any such
           ---------------------
tax is due, deliver to the appropriate taxing authority payment of any sales tax payable in connection with the Assets to be sold and delivered to Buyer hereunder; and Buyer shall indemnify and hold harmless Seller and the Stockholder from and against any claim, liability, damage or cost (whether asserted against Seller, the Stockholder or the Assets) arising from or in connection with any failure to pay such sales tax.

    9.9    Bulk Sales Law. The Seller, the Stockholder and Buyer hereby waive
           ---------------
compliance with any applicable bulk sales law and any statute relating to notice to or rights of creditors of the Seller in connection with the transactions contemplated in this Agreement; provided, however, that Seller and the Stockholder, jointly and severally, shall indemnify and hold harmless the Buyer from and against any claim, liability, damage, cost or expense (whether asserted against Buyer or the Assets) arising from or in connection with any failure to comply with any such Bulk Sales or similar statutes. The provisions of Section 11 hereof shall apply to any claim for indemnification under this Section 9.9.

    9.10 Closing Prorations: Possession. All personal property taxes with
         -------------------------------
respect to the Assets assessed for and becoming a lien during the tax year in which the Closing occurs shall be prorated between Buyer and Seller as of the Closing Date, using, for Closing purposes, the taxes for the preceding tax year if the taxes for the current year have not been determined; provided, however, that any such taxes assessed for prior tax years but
- -------------------
payable during the tax year in which the Closing occurs shall be paid by the Seller; and provided, further, that such taxes not allocated to Buyer and not
            -----------------
due and payable on the date of the Closing shall be allowed to Buyer as a credit on the Purchase Price and Buyer shall be obligated, and hereby indemnifies the Seller against its failure, to pay such taxes to the extent of the credit when due and payable. If any such taxes are so prorated based upon the taxes for the preceding tax year, then, when the taxes for the current year have been determined, Buyer and Seller shall readjust the amount of the taxes payable by each thereof with the result that Seller shall pay so much of taxes as shall be allocable to the period before the Closing Date, and Buyer shall pay so much of taxes as shall be allocable to the period on and after the Closing Date. All other liabilities, costs, obligations and expenses in connection with the conduct of the business of Seller, and/or the ownership, operation, use and/or occupancy of the Assets (including, but not limited to, all amounts payable under leases, all utility charges and all payments under service contracts), shall be prorated between Buyer and Seller as of the Closing Date (all such items for the Closing Date being allocated to the Buyer); all utility meters shall be read as of the Closing Date. Except as set forth and described in Schedule 9.10 attached hereto, Seller shall deliver possession of the Assets to Buyer on the Closing Date.

    9.11 Public Statements. Neither the Buyer, the Seller nor the Stockholder
         -------------------
shall, without the prior consent of the others, make any public statement, announcement or release to trade publications or to the press, or make any statements to any competitor, customer or any third party, with respect to this Agreement except to the extent that either the Buyer or the Seller are advised by their counsel that a public statement is required by law and then only upon prior notice to the other party and except that the Seller may inform its employees of this Agreement simultaneously with the first public announcement thereof.

    9.12 Corporate Name Change. On the Closing Date, the Stockholder shall
         ----------------------
cause Seller to change its corporate name (and reflect such name change in each jurisdiction in which it is qualified to do business) to a name not including the words "National Medical Excess Corp." or any trade name used by Seller or any word or words or trade names as to be likely to be confused therewith, and, from and after the Closing, Seller shall not use in its corporate name or otherwise any word or words or expressions so closely resembling such word or expressions so closely resembling such word or trade name as to be likely confused therewith.

                         10. EMPLOYEE BENEFIT MATTERS

    10.1 Retained Employees. Upon execution of this Agreement, Buyer shall
         -------------------
designate those of Seller's employees to whom Buyer desires to offer employment and those employees who accept such offer shall be referred to as "Retained Employees". It is agreed that Buyer will not advise Seller's employees who have been so designated until the Closing Date or such earlier date as shall be agreed upon by the parties hereto. The Seller shall pay or accrue its employees' wages, salaries, social security taxes, unemployment compensation taxes, worker's compensation taxes and other unemployment compensation taxes and other payroll taxes, and fringe and other benefits, through the Closing Date. The Buyer shall be responsible for and shall pay all costs attributable to all Retained Employees after the Closing Date, and on or before the Closing Date, Buyer may elect to be responsible for and to pay accrued personal days, and vacation and sick pay identified on Schedule
5.28 attached hereto due to the Retained Employees, provided that if Buyer so elects, then the amounts attributable thereto shall be deemed Assumed Liabilities specifically assumed by Buyer. Buyer shall indemnify and hold the Seller harmless from all liability and obligations resulting from the failure of Buyer to make any of the payments so specifically assumed hereunder. Seller has not received any information that would lead it to believe that any employees will or may cease to be employees, or will refuse offers of employment from Buyer because of the consummation of the transactions contemplated by this Agreement.

    10.2 Seller's Indemnification.     Except with respect to liabilities and
         -------------------------
obligations relating to Retained Employees arising after the Closing Date as provided in Section 10.1 hereof, unless specifically assumed by Buyer, the Seller shall retain and shall defend and hold Buyer harmless from all liability and obligations, including, without limitation, liability and obligations for all wages, salary, termination pay, severance pay, sick pay or vacation pay, any unemployment benefits, any pension plan or welfare plan benefits and any other benefits, to which any employees of the Seller are entitled.

    10.3 Buyer's Indemnification.     Buyer shall make direct payments of the
         ------------------------
amounts described in Schedule 5.28 attached hereto to the Retained Employees entitled to such payments as and when such amounts become due and payable if Buyer, on or prior to the Closing Date, shall elect in writing to make such payments. Buyer shall indemnify and hold the Seller harmless from any and all claims or liabilities arising from or related to, the failure of Buyer to make such payments, but only to the extent of the payments not made by Buyer plus any penalties arising from the failure of Buyer to make such payments.

    10.4 COBRA. The Seller shall satisfy obligations for continuation health
         ------
care coverage for all of their employees other than Retained Employees under COBRA, to the extent such obligations may be imposed upon the Seller under such COBRA events occurring prior to Closing.

    10.5 Payroll Payments.    The Seller shall make the payroll payments and
         -----------------
all related payroll tax payments due for all periods prior to the Closing Date for all Retained Employees. The Seller shall prepare and timely file W-2 Forms in respect of all of its employees, including Retained Employees, which forms shall reflect all amounts paid by Sellers to such employees through the Closing Date.

                              11. INDEMNIFICATION

    11.1 Indemnification by Seller and the Stockholder. Each of Seller and
         ----------------------------------------------
the Stockholder, jointly and severally, agrees to indemnify, defend and hold the Buyer harmless from and against any and all losses, liabilities, damages, fines, fees or deficiencies (including, without limitation, interest, penalties, court costs and reasonable attorneys' fees and disbursements or other expenses of litigation or other proceedings, or any claim, default or assessment) (collectively, "Indemnifiable Amounts") suffered, incurred, or sustained by the Buyer, or to which the Buyer becomes subject, resulting from, arising out of or relating to (i) any inaccuracy in, any misrepresentation, breach of warranty, or any failure to perform, any covenant or agreement of Seller or the Stockholder contained in this Agreement, (ii) any Excluded Liability, including without limitation, any liability arising in connection with the Assets or operations of the Seller, which shall have accrued or arisen on or prior to the Closing Date, including, without limitation, liability for any foreign, federal, state or local tax of any kind, whether arising by reason of the transfer and sale of the Assets or by reason of the existence or operations of the Seller prior to the Closing Date (other than sales tax as provided in Section 9.13 hereof and any expenses of sale to be borne by Buyer pursuant to Section 9.8 hereof), including payroll taxes (collectively, "Taxes") or which liability shall relate solely to any cause, matter or thing occurring in connection with the Seller's operations prior to the Closing
Date, including, without limitation, in respect of any salary, bonus, stock option, stock purchase, pension, profit sharing, wages or other compensation of any kind owed by the Seller to its employees for services rendered on or prior to the Closing Date except as included in any Assumed Liabilities (collectively, "Employee Entitlements") Notwithstanding the foregoing, the Stockholder shall not be obligated to indemnify, defend and hold the Buyer harmless from and against any Indemnifiable Amount suffered, incurred, or sustained by the Buyer, or to which the Buyer becomes subject, resulting from, arising out of or relating to any product liability arising in connection with the Assets or operations of the Seller which shall have accrued or arisen on or prior to the Closing Date.

    11.2 Indemnification by Buyer. The Buyer agrees to indemnify, defend and
         -------------------------
hold the Seller and the Stockholder harmless from and against any and all loss, liability, damage or deficiency (including, without limitation, interest, penalties and reasonable attorneys' fees and disbursements) (collectively, "Indemnifiable Amounts") based upon, arising out of or otherwise in respect of (i) any inaccuracy in, any breach of or any failure to perform, any representation, warranty, covenant or agreement of Buyer contained in this Agreement, or (ii) any Assumed Liability.

    11.3 .Notice and opportunity. to Defend. Promptly after the receipt by
         -----------------------------------
the Buyer, the Seller or the Stockholder of notice of any action, claim or potential claim (any of which is hereinafter individually referred to as a "Circumstance") which could give rise to a right to indemnification under this Agreement, such party (the "Indemnified Party") shall give prompt written notice to the party or parties who may become obligated to provide indemnification hereunder (the "Indemnifying Party"). Such notice shall specify in reasonable detail the basis and amount, if ascertainable, of any claim that would be based upon the Circumstance. The failure to give such notice promptly shall relieve the Indemnifying Party of its indemnification obligations under this Agreement, unless the Indemnified Party establishes that the Indemnifying Party either had knowledge of the Circumstance or was not prejudiced by the failure to give notice of the Circumstance. The Indemnifying Party shall have the right, at its option, to compromise or defend the claim, at its own expense and by its own counsel, and otherwise control any such matter involving the asserted liability of the Indemnified Party, provided that any such compromise or control shall be subject to obtaining the prior written consent of the Indemnified Party which shall not be unreasonably withheld. An Indemnifying Party shall not be liable for any costs of settlement incurred without the written consent of the Indemnifying Party. If any Indemnifying Party undertakes to compromise or defend or remediate any asserted liability, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party agrees to cooperate fully with the Indemnifying Party and its counsel in the compromise of or defense against any such asserted liability. All costs and expenses incurred in connection with such cooperation shall be borne by the Indemnifying Party, provided such costs and expenses have been previously approved by the Indemnifying Party. In any event, the Indemnified Party shall have the right at its own expense to participate in the defense of an asserted liability.

    11.4 Survival of Representations and Warranties. Regardless of any
         -------------------------------------------
investigation at any time made by or on behalf of any party hereto or of any information any party hereto may have in respect thereof and notwithstanding anything to the contrary contained herein, the representations, warranties and covenants of the Seller, the Stockholder and the Buyer contained in this Agreement or in any instrument (including exhibits and schedules attached hereto) delivered by the Seller or the Stockholder shall survive the Closing.

                               12. MISCELLANEOUS

    12.1 Successors and Assigns. Neither this Agreement nor any right,
         -----------------------
interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party hereto, and any attempt to do so will be void. Subject to the preceding sentence, this Agreement is binding upon and inures to the benefit of the parties hereto and their respective successors and assigns.

    12.2 Notices. All notices or other communications required or permitted
         --------
to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand, prepaid telex, cable or telegram and confirmed in writing, or mailed first class, postage prepaid, by registered or certified mail, return receipt requested (notices sent by facsimile, telex, cable or telegram shall be deemed to have been given on the date sent and mailed notices shall be deemed to have been given three days following the deposit thereof with the United States Post Office) as follows:

          (a) If to the Seller and Stockholder, as follows:

               National Medical Excess Corp.
               144 E. Kingsbridge Road
               Mt. Vernon, New York 10550
               Tel. No.: (914) 665-2777
               Telecopier No.: (914) 665-2101

               with a copy to:

               Larry Anderson, Esq.
               Counselor at Law
               25 West 45th Street
               New York, New York    10036
               Tel. No.: (212) 221-4702
               Telecopier No.: (212) 764-2477

          (b) If to the Buyer, as follows:

               Graham-Field Health Products, Inc.
               400 Rabro Drive East
               Hauppauge, New York 11788
               Attention: Irwin Selinger, Chairman of the
                          Board and Chief Executive Officer
               Tel. No.: (516) 582-5900
               Telecopier No.: (516) 582-5608

               with a copy to:

               Richard S. Kolodny
               Vice President, General Counsel
               Graham-Field Health Products,
               Inc. 400 Rabro Drive East
               Hauppauge, New York 11788
               Tel. No.: (516) 582-5900
               Telecopier No.: (516) 582-5608

or in any case to such other address or addresses as hereafter shall be furnished as provided in this Section 12.2 by either of the parties hereto to the other party hereto.

    12.3 Waiver; Remedies. No delay on the part of Seller, the Stockholder or
         -----------------
the Buyer in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of Seller, the Stockholder or the Buyer of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise of any other right, power or privilege hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which the parties hereto may otherwise have at law or in equity.

    12.4 Entire Agreement. This Agreement constitutes the entire agreement
         ------------------
between the parties with respect to the subject matter hereof and supersedes all prior agreements or understandings of the parties relating thereto.

    12.5 Amendment. This Agreement may be modified or amended only by written
         ----------
agreement of the parties hereto.

    12.6 Further Assurances.    The Seller and the Stockholder shall, at the
         -------------------
request of the Buyer, at any time and from time to time following the Closing hereunder execute and deliver to the Buyer all such further instruments and take all such further action as may be reasonably necessary or appropriate in order more effectively to sell, assign, transfer, and convey to Buyer, or to perfect or record Buyer's title to or interest in the Assets or otherwise to confirm or carry out the provisions of this Agreement.

    12.7 Counterparts.    This Agreement may be executed in any number of
         -------------
counterparts, each of which shall be deemed an original but all of which together shall constitute a single instrument.

    12.8 Governing Law.    This Agreement shall be governed and construed in
         --------------
accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York.

    12.9 Captions. All section titles or captions contained in this
         ---------
Agreement, in any Schedule referred to herein or in any Exhibit annexed hereto, and the Table of Contents to this Agreement are for convenience only, shall not be deemed a part of this Agreement and shall not affect the meaning or interpretation of this Agreement.

    IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                   GRAHAM-FIELD HEALTH
                                   PRODUCTS, INC.

                                   By: /s/
                                      ----------------------
                                      Name:
                                      Title: Vice President



NATIONAL MEDICAL EXCESS CORP.

  By: /s/
     --------------------------
     Name:
     Title:

STOCKHOLDER OF
NATIONAL MEDICAL EXCESS CORP.


/s/ John Wittenberg
- -------------------------------
John Wittenberg